As filed with the Securities and Exchange Commission on March 9, 2006

Registration Statement No. 333-112075

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

COLLEGE LOAN LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0005932 (I.R.S. employer identification number)

16855 W. Bernardo Drive
Suite 100
San Diego, California 92127
(888) 972-6311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Brenner
General Counsel
College Loan LLC
16855 W. Bernardo Drive
Suite 270
San Diego, California 92127
(888) 972-6311
(Name, address, including zip code, and telephone number, including area code, and extension, of agent for service of process)

_________________

Copy to:

Richard L. Fried, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038

_________________

           Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  |_|

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

EXPLANATORY NOTE

           This Post-Effective Amendment No. 1 to form S-3 (File No. 333-112075) is filed to amend Item 17 of Part II to include the undertakings required by Section 512(a) of Regulation S-K.

PART II

Item 17. Undertakings

Item 17 of Part II is hereby amended by:

(i)           replacing the following provision from paragraph (1):

           provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in the is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

with:

           Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

           Provided further, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is Provided pursuant to Item 1100(c) of Regulation AB.

(ii)           adding the following provision after paragraph (3):

           (4)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(iii)      adding the following clauses after paragraph (7):

           (8)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (9)      The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2006.

College Loan LLC by College Loan Corporation, as Sole Economic Member of College Loan LLC By: /s/ Cary Katz Name:Cary Katz Title: Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

College Loan Special Purpose Corporation (Special Member of College Loan LLC) By: /s/ Cary Katz Cary Katz Chief Executive Officer	March 8, 2006

College Loan Corporation (Sole Member and Manager of College Loan LLC) By: /s/ Cary Katz Cary Katz Chief Executive Officer	March 8, 2006

    Signature                      Title                             Date
    ---------                      -----                             ----

/s/ Cary Katz            Chief Executive Officer of              March 8, 2006
--------------------     College Loan Corporation
Name: Cary Katz          (Principal Executive Officer)

/s/ Elizabeth Wood       Chief Financial Officer of College      March 8, 2006
--------------------     Loan Corporation
Name: Elizabeth Wood     (Principal Financial Officer)

/s/ John Falb            Vice President of Capital Markets       March 8, 2006
--------------------     of College Loan Corporation
Name: John Falb          (Principal Accounting Officer)

Board of Directors of
College Loan Corporation:

/s/ Cary Katz            Director                                March 8, 2006
--------------------
Name: Cary Katz

/s/ Elizabeth Wood       Director                                March 8, 2006
--------------------
Name: Elizabeth Wood

/s/ Curtis McClam        Director                                March 8, 2006
--------------------
Name: Curtis McClam

/s/ Mark Brenner         Director                                March 8, 2006
---------------------
Name: Mark Brenner